SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                              Form 8-K

                           CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

                   Date of Report - July 16, 2003

                 UNION NATIONAL FINANCIAL CORPORATION
        (Exact name of registrant as specified in its charter)



    Pennsylvania                0-19214            23-2415179
---------------------------    -------------      -----------

State or other jurisdiction (Commission File     (IRS Employer
    of Incorporation)             Number)       Identification
                                                   Number)

   101 East Main Street, P.O. Box 567
         Mount Joy, Pennsylvania                        17552
---------------------------------------            --------------
(Address of principal executive offices)              (Zip Code)



 Registrant's telephone number including area code:
                       (717) 653-1441
                        --------------

                                N/A
-----------------------------------------------------------------
   (Former name or former address, if changed since last report)

Item 1.    Changes in Control of Registrant.
           _________________________________

           Not Applicable.

Item 2.    Acquisition or Disposition of Assets.
           _____________________________________

           Not Applicable.

Item 3.    Bankruptcy or Receivership.
           ___________________________

           Not Applicable.

Item 4.    Changes in Registrant's Certifying Accountant.
           ______________________________________________

           Not Applicable.

Item 5.    Other Events.
           _____________

           Not Applicable.

Item 6.    Resignations of Registrant's Directors.
           _______________________________________

           Not Applicable.

Item 7.    Financial Statements and Exhibits.
           __________________________________

           (a)    Not Applicable.

           (b)    Not Applicable.

           (c)    Exhibits:
                  99.1     Press Release

Item 8.    Change in Fiscal Year.
           ______________________

           Not Applicable.

Item 9.    Regulation FD Disclosure.
           _________________________

           Not Applicable.

Item 12.   Results of Operations and Financial Condition.
           ______________________________________________

           On July 16, 2003, Union National Financial
           Corporation issued a press release reporting second quarter earnings and announcing the third quarter cash dividend for 2003. The aforementioned is attached as an exhibit to this Current Report on Form
           8-K.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             UNION NATIONAL FINANCIAL CORPORATION
                             (Registrant)


Dated: July 16, 2003         /s/Mark D. Gainer
                             ----------------------------------

                             Mark D. Gainer,
                             President & Chief Executive Officer
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                            EXHIBIT INDEX


Exhibit                                 Page

99.1          Press Release             5

                          EXHIBIT 99.1

                          Press Release

                          PRESS RELEASE

   Union National Financial Corporation Reports Second Quarter
   __________________________________________________________

       Earnings and Announces Third Quarter Cash Dividend
       ___________________________________________________

Mount Joy, Pennsylvania, July 16, 2003. Union National Financial Corporation, the parent bank holding company of Union National Community Bank, has reported basic and diluted earnings per share for the second quarter of 2003 of 34 cents, as compared to 32 cents per share for the same period of 2002, an increase of 6.3%. Net income for the second quarter of 2003 reached a record level of $855,000, as compared to $832,000 for the second quarter of 2002. For the six months ended June 30, 2003, basic earnings per share amounted to 66 cents and diluted earnings per share amounted to 65 cents, as compared to basic and diluted earnings per share of 60 cents for the first six months of 2002. Net income for the six months ended June 30, 2003, was $1,659,000, as compared to $1,549,000 for the same period of 2002.

The increase in earnings can be primarily attributed to an increase in other operating income. Impacting other operating income was an increase in income from mortgage banking activities of $404,000 for the second quarter of 2003, and an increase of $598,000 for the six months ended June 30, 2003, as compared to the same periods of the prior year. Offsetting the increase in other operating income was a decrease in net interest income.

Union National recently formed StoneBridge Settlement Services, LLC to provide title insurance and settlement services for our customers. This will enhance Union National's mortgage banking services and provide an additional source of noninterest income. StoneBridge will commence operations during the third quarter of 2003.

The Board of Directors of Union National Financial Corporation approved the payment of its third regular quarterly cash dividend for 2003. The cash dividend of 16 cents per share is payable on August 5, 2003, to stockholders of record on July 24, 2003. This brings total dividends for 2003 to 47 cents per share, an increase of 11.9%, as compared to the 42 cents per share for the same period of 2002.


FINANCIAL HIGHLIGHTS      Three Months Ended
____________________      __________________

                     June 30, 2003  June 30, 2002  Percent Change
                     _____________  _____________  ______________
Net Interest Income   $2,743,000     $2,873,000        -4.5%
Provision for
  Loan Losses             39,000         59,000       -33.9%
Other Operating Income 1,178,000        852,000        38.3%
Other Operating
   Expenses            2,820,000      2,619,000         7.7%
Net Income               855,000        832,000         2.8%
Per Share Information:
______________________
Earnings Per Share -
   Basic                   $0.34          $0.32         6.3%
Earnings Per Share -
   Assuming Dilution        0.34           0.32         6.3%

                          Six Months Ended
                          ________________
                    June 30, 2003   June 30, 2003  Percent Change
                    _____________   _____________  ______________
Net Interest Income   $5,566,000      $5,711,000       -2.5%
Provision for
   Loan Losses            46,000          84,500      -45.6%
Other Operating Income 2,075,000       1,496,000       38.7%
Other Operating
   Expenses            5,535,000       5,216,000        6.1%
Net Income             1,659,000       1,549,000        7.1%
Per Share Information:
______________________
Earnings Per Share -
   Basic                   $0.66           $0.60       10.0%
Earnings Per Share -
   Assuming Dilution        0.65            0.60        8.3%



                          Balance Sheet as of
                          ___________________

                     June 30, 2003  June 30, 2002  Percent Change
                     _____________  _____________  ______________
Total Assets          $334,947,000   $306,109,000       9.4%
Total Loans            196,694,000    199,956,000      -1.6%
Total Deposits         228,913,000    212,474,000       7.7%

Union National Community Bank, the sole and wholly-owned subsidiary of Union National Financial Corporation, has been serving its communities for 150 years. The bank operates six retail offices in Lancaster County.

For Further Information, Please Contact:
Mark D. Gainer, President/CEO
Union National Financial Corporation
101 East Main Street
P.O. Box 567
Mount Joy, PA 17552-0567
(717) 653-1441

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the company's financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.

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